Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES ENTRY INTO A DEFINITIVE MERGER AGREEMENT WITH RENAISSANCERE HOLDINGS LTD.

HAMILTON, BERMUDA, NOVEMBER 24, 2014 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (“Platinum” or the “Company”) announced today that it has entered into a definitive merger agreement with RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe”) under which RenaissanceRe will acquire Platinum. Under the terms of the transaction, the common shareholders of Platinum will receive cash and RenaissanceRe common shares with an approximate value of $76 per share, or approximately $1.9 billion in the aggregate.

Michael D. Price, President and Chief Executive Officer of the Company, commented: “We are pleased to have entered into the definitive merger agreement with RenaissanceRe. RenaissanceRe supported our formation and initial public offering in 2002 and has a demonstrated track record of underwriting excellence. We firmly believe this transaction is in the best interests of our shareholders and beneficial to our clients and brokers.”

The aggregate consideration for the transaction will consist of 7.5 million RenaissanceRe common shares, currently valued at $0.76 billion, and $1.16 billion of cash. The cash consideration will be funded through a pre-closing dividend by the Company, RenaissanceRe available funds and the issuance of new senior debt by RenaissanceRe.

The approximate value of $76.00 per share represents a 24% premium to Platinum’s closing price per common share as of November 21, 2014. At closing, Platinum shareholders will receive a $10.00 per share special pre-closing dividend with the remainder of the consideration, at their election, consisting of (i) $66.00 per Platinum share in cash, (ii) 0.6504 RenaissanceRe common shares per Platinum share, or (iii) a combination of $35.96 in cash and 0.2960 RenaissanceRe common shares per Platinum share, subject to proration.

The agreement has been unanimously approved by both companies’ Boards of Directors. The transaction is expected to close in the first half of 2015 and is subject to customary regulatory approvals as well as the approval of Platinum’s shareholders.

Goldman, Sachs & Co. is acting as financial advisor to Platinum in connection with the transaction and Sullivan & Cromwell LLP is acting as legal counsel.

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About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum’s website at www.platinumre.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Platinum’s current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Platinum. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by Platinum or any other person that Platinum’s or RenaissanceRe’s current plans or expectations will be achieved. Numerous factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; the effectiveness of the companies’ loss limitation methods and pricing models; uncertainties in the companies’ reserving processes; the companies’ ability to maintain their respective A.M. Best and S&P financial strength ratings; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies’ might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; the effect on the companies’ respective businesses of potential changes in the regulatory system under which they operate; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd. and their respective non-U.S. subsidiaries; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; losses that the companies could face from terrorism, political unrest and war; changes in economic conditions or inflation; and other factors affecting future results disclosed in Platinum’s and RenaissanceRe’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in Platinum’s Annual Report on Form 10-K for the year ended December 31, 2013 and RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2013.

Additional Information About the Proposed Merger and Where to Find It

This press release relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks.

This press release is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Contact:	Kenneth A. Kurtzman
203-252-5833